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                                                                   EXHIBIT 10.30

                                                                     Final Draft

                             [Vitalink letterhead]

                                August 29, 1997


GranCare, Inc.
One Ravinia Drive
Suite 1500
Atlanta, Georgia  30346
Attention:  M. Scott Athans,
               President and Chief Executive Officer

            Re:   Preferred Provider Arrangement

Dear Mr. Athans:

     As you know, pursuant to the terms of those certain Pharmaceutical Supply Agreements ("PSA's") described in that certain Omnibus Reconciliation Services Agreement, dated March 1, 1997 (the "ORSA"), Vitalink Pharmacy Services, Inc. and/or certain affiliates of Vitalink including, without limitation, TeamCare, Inc. (Vitalink and all such affiliates being referred to herein collectively as ("Vitalink") has the contractual right to provide to all of GranCare's "Facilities" (as defined in the ORSA) all of their pharmaceutical goods and services. In recognition of the fact that Vitalink has chosen not to provide such goods and services to a number of the Facilities at this time, and in anticipation of the closing of your announced merger with Living Centers of America, Inc., Vitalink hereby authorizes GranCare to contract with American Pharmaceutical Services, Inc. ("APS") to provide all pharmaceutical goods and services to such Facilities; provided, however, that if during the term of the PSA's Vitalink, either itself or through a joint venture, chooses to provide all or some of the pharmaceutical goods and services to any Facility then being serviced by APS, then Vitalink shall give GranCare 30 days prior written notice of Vitalink's intent to commence service to such Facility (a "Service Commencement Notice") which service shall be pursuant to the a PSAs to be executed by Vitalink and GranCare relating to such Facility and upon the end of such 30 day period GranCare shall cease obtaining such goods and services from APS for the applicable Facility and Vitalink, or the joint venture with which it is a joint venturer, shall begin providing the same, whereupon such Facility shall be a "Newly Served Facility" (as defined in the ORSA) for purposes of establishing the pricing applicable to such Facility's PSA.

     Furthermore, in the event that Vitalink has chosen not to provide all or some of the pharmaceutical goods and services to any Facility, and APS also chooses not to provide the same, then such Facility may contract with any other institutional pharmacy for the provision of those pharmaceutical goods and services not being provided by
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Vitalink or APS; provided, however, that all contracts between a Facility and any institutional pharmacy other than Vitalink must include a provision which gives such Facility the right to terminate such contracts, with or without cause, upon no more than 60 days prior written notice. Following receipt of a Service Commencement Notice from Vitalink, or the joint venture with which it is a joint venturer, of the desire by Vitalink, or the joint venture with which it is a joint venturer, to begin providing all or some of the pharmaceutical goods and services to a Facility (which goods and services shall be described in the Service Commencement Notice with particularity in the event that Vitalink elects to provide some but less than all of such Facility's pharmaceutical goods and services), such Facility shall promptly give the required termination notice to the institutional pharmacy then providing the such goods and services to the

     In the event that Vitalink provides GranCare a Service Commencement Notice as set forth herein and GranCare fails to give or cause the appropriate Facility to give APS or any other institutional pharmacy then providing such Facility with pharmaceutical supplies and services the termination notice required herein and/or APS or such other institutional pharmacy otherwise fails to terminate services as required herein, then the parties hereto acknowledge and agree that the failure to permit Vitalink to commence providing service to such Facility shall constitute a Supply Termination Event (as defined in that certain Letter of Clarification of even date herewith between Vitalink and GranCare and Vitalink shall be entitled to liquidated damages pursuant to the appropriate provisions contained in such letter.

     If you agree and accept the terms and provisions set forth above,please acknowledge in the space provided below.

                              Vitalink Pharmacy Services, Inc.


                              /s/ Donna L. DeNardo
                              ---------------------------------
                              Donna L. DeNardo, President

ACKNOWLEDGED AND AGREED:

GranCare, Inc.

/s/ M. Scott Athans
------------------------------------
M. Scott Athans, President and Chief
 Executive Officer